SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [  ]
Check  the  appropriate  box:

[ ]   Preliminary  Proxy  Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive  Proxy  Statement

[ ]   Definitive  Additional  Materials

[ ]   Soliciting  Material  Pursuant  to  Rule  14a-11(c)  or  Rule  14a-12


                               -------------------
                               NEWMARK HOMES CORP.
                               -------------------


Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]   No  fee  required.

[ ]   Fee  computed  on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1.  Title  of  each  class  of  securities  to  which transaction applies:
      ------------------------------------------------------------
      2.  Aggregate  number  of  securities  to  which  transaction  applies:
      ------------------------------------------------------------
      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      ------------------------------------------------------------
      4.  Proposed  maximum  aggregate  value  of  transaction:
      ------------------------------------------------------------
      5.  Total  fee  paid:
      ------------------------------------------------------------
[ ]   Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.    Amount  Previously  Paid:
      ------------------------------------------------------------
2.    Form,  Schedule  or  Registration  Statement  No.:
      ------------------------------------------------------------
3.    Filing  Party:
      ------------------------------------------------------------
4.    Date  Filed:
      ------------------------------------------------------------

[Newmark  Homes  Corp.  Letterhead]


July  7,  1999

Dear  Shareholder:

     Newmark Homes Corp. will hold its 1999 annual meeting of shareholders in Houston, Texas on Wednesday, August 4, 1999. At the meeting, shareholders will elect seven Newmark directors for one-year terms. Detailed information about the meeting is included in the attached proxy statement.

     On behalf of the Board of Directors and employees of Newmark, I cordially invite all shareholders to attend the annual meeting in person. Whether or not you plan to attend the meeting, please take the time to vote. As explained in the proxy statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

     If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy. If you will need special assistance at the meeting, please contact Terry White, Secretary of Newmark at (281) 243-0100.

Sincerely,


Michael  K.  McCraw,
Chairman

              TABLE OF CONTENTS


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS   1

GENERAL                                    2

VOTING SECURITIES AND SECURITY OWNERSHIP   2

I.  ELECTION OF DIRECTORS                  4

EXECUTIVE COMPENSATION                     8

CERTAIN TRANSACTIONS                      14

II. OTHER MATTERS                         16

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON WEDNESDAY, AUGUST 4, 1999


     The Annual Meeting of Stockholders (the "Meeting") of Newmark Homes Corp. (the "Company") will be held on Wednesday, August 4, 1999, at 2:00 p.m., at the Omni Hotel Houston located at Four Riverway - (Woodway & Loop 610), Houston, Texas 77056, for the following purposes:

     1. To elect seven directors to hold office until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

     2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on June 18, 1999, will be entitled to vote at the meeting.

     Your attention is called to the attached proxy statement and the accompanying proxy. Please sign and return the proxy in the enclosed envelope; no postage is required if this proxy is mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote your own shares.

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1998 accompanies this Notice.

Terry  C.  White,
Secretary



July  7,  1999

                               NEWMARK HOMES CORP.
                            1200 Soldiers Field Drive
                             Sugar Land, Texas 77479

                  ********************************************

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            WEDNESDAY, AUGUST 4, 1999

                  *********************************************

                                     GENERAL

     The Annual Meeting of Shareholders of Newmark Homes Corp., a Nevada corporation (the "Company"), will be held at the Omni Hotel Houston located at Four Riverway - (Woodway & Loop 610), Houston, Texas 77056, on Wednesday, August 4, 1999, at 2:00 p.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and proxy is July 7, 1999.

     It is important that your shares be represented at the meeting. If it is impossible for you to attend the meeting, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. Shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its directors, officers and employees. The company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it any time before it is voted.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

SHARES  ENTITLED  TO  VOTE,  REQUIRED  VOTE  AND  QUORUM.

     Only holders of record of shares of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on June 18, 1999 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or adjournments of the Annual Meeting. Each share of Common Stock has one vote. On the Record Date, there were issued and outstanding
11,500,000  shares  of  Common  Stock.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT.

     The following table sets forth certain information as of March 31, 1999 respecting the holdings of: (i) each person who was known to the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each director of the Company and each executive officer named in the Summary Compensation Table under "Executive Compensation"; and (iii) all directors and executive officers of the Company as a group. The Common Stock is the only class of stock outstanding. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                      SHARES OF COMMON STOCK
                                        BENEFICIALLY OWNED
                                       ---------------------
                                        PERCENT
                                           OF
NAME AND ADDRESS OF                      COMMON
BENEFICIAL OWNER                         NUMBER       STOCK
-------------------------------------  ------------  -------
Pacific USA Holdings Corp.(1)          9,200,000         80%
2740 N. Dallas Parkway
Suite 200
Plano, Texas 75093
Lonnie M. Fedrick                         15,000          *
Newmark Homes Corp.
1200 Soldiers Field Drive
Sugar Land, Texas  77479
J. Eric Rome                               9,000          *
Newmark Home Corporation
5910 Courtyard Drive, Suite 230
Austin, TX  78731
B. Coleman Bradley                         2,500          *
17505 West Catawba Avenue,
Suite 350
Cornelius, NC  28031
Terry C. White                             6,500          *
Newmark Homes Corp.
1200 Soldiers Field Drive
Sugar Land, Texas  77479
Michael K. McCraw                          5,000          *
Pacific USA Holdings Corp.
2740 N. Dallas Parkway, Suite 200
Plano, Texas 75093
All directors and executive officers      38,000(2)      *
as a group (5 persons)
-------------------------------------

_____________________
*  less  than  one  percent.

(1) Pacific USA is a subsidiary of Pacific Electric Wire & Cable Co., Ltd., which directs the voting and investment of its indirect holdings of Pacific USA's Common Stock. No natural person owns greater than five percent of the outstanding stock of Pacific Electric Wire and Cable. All of the Company's outstanding shares of Common Stock are held of record by Pacific Realty Group, Inc., a direct subsidiary of Pacific USA. Pacific USA directs the voting and investment of its indirect holdings of the Company's Common Stock.

(2) The Board of Directors, after reviewing the functions of all of the Company's officers, both in terms of designated function and functions actually performed, has determined that, for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules thereunder and Regulation S-K, only the President and Chief Executive Officer, the Executive Vice President, the Executive Vice President - Homebuilding, the Executive Vice President - Land Acquisition and Development, and the Senior Vice President/Chief Financial Officer are deemed to be officers or executive officers of the Company for reporting purposes under such provisions, respectively.

CHANGES  IN  CONTROL.


     The Company has been advised that Pacific Realty Group, Inc., the holder of 80% of the Company's Common Stock, has pledged those shares in support of a commercial loan. Pacific Realty Group, Inc., a Nevada corporation ("PRG"), is a wholly owned subsidiary of Pacific USA Holdings Corp., a Texas corporation ("Pacific USA"). Pacific USA is a wholly owned subsidiary of Pacific Electric Wire & Cable Co., Ltd. On December 17, 1998, Pacific USA and a sister corporation entered into an $85 million loan agreement with a commercial bank (the "Bank"), in the ordinary course of their business and, in connection therewith and in support of the obligation of its parent corporation and the sister corporation, PRG pledged as collateral the 80% of the Company's Common Stock it owns, to the Bank.




                         I.  ELECTION  OF  DIRECTORS


     The  Board  of  Directors  proposes that Messrs. Michael K. McCraw, Bill C.
Bradley, Larry D. Horner, Lonnie M. Fedrick, James M. Carr, Jon P. Newton, and William A. Hasler be elected as directors of the Company to hold office until the Annual Meeting of the Shareholders in 2000 or, in each case, until his successor is elected and qualified.

The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the foregoing nominees, unless such proxies are marked to the contrary. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but they will be counted for purposes of determining whether a quorum is present. Each nominee receiving a plurality of the votes present and entitled to vote shall be elected a director. If a nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies will be voted in accordance with the best judgment of the proxy holder.

     The nominees for election as the directors to be elected at the Meeting, together with certain information about them, are set forth below:

                      DIRECTOR  TERM
NAME                    AGE     SINCE  EXPIRES          POSITION
--------------------  --------  -----  -------  --------------------------
Michael K. McCraw           47   1998     1999  Chairmand of the Board
Larry D. Horner             64   1998     1999  Director
Bill C. Bradley             65   1994     1999  Director
William A. Hasler           57   1998     1999  Director
Jon P. Newton               57   1998     1999  Director
Lonnie M. Fedrick           54   1998     1999  President, Chief Executive
                                                Officer and Director
James M. Carr               48   1998     1999  Executive Vice President
                                                and Director

     Michael K. McCraw, Chairman of the Board, has served as Chief Financial Officer of Pacific USA since 1992. He is also the President and Chief Operating Officer of PRG, the immediate parent of the Company. From 1989 to 1992, Mr. McCraw served as Chief Financial Officer of Pacific Southwest Bank, an affiliate of the Company. He was formerly associated with KPMG LLP for 15 years. He is a certified public accountant and a graduate of Texas A & I University.

     Larry D. Horner, a director of the Company, has served as Chairman of Pacific USA since 1994. He is also Chairman of the Board and Chief Executive Officer of Asia Pacific Wire & Cable Corporation Limited, a Bermuda corporation with operations in Southeast Asia, which is publicly traded on the New York Stock Exchange, and a director of American General Corp., Phillips Petroleum Company, Atlantis Plastics, Inc., Biological & Popular Cultures, Inc. and Laidlaw Holdings Inc., an affiliated company. Mr. Horner was formerly associated with KPMG LLP for 35 years, retiring as Chairman and Chief Executive Officer of both the U.S. and International firms. He is a certified public accountant and a graduate of the University of Kansas and the Stanford Executive Program.

     Bill C. Bradley, a director of the Company, has served as Chief Executive Officer and a director of Pacific USA since 1991. Mr. Bradley was formerly associated with KPMG LLP for 23 years and also served as a member of its board of directors. He is a graduate of the University of Texas.

     William A. Hasler, a director of the Company, has served as Co-Chief Executive Officer of Aphton Corporation since July 1998. Aphton Corporation is a biopharmaceutical company. From August 1991 to July 1998, Mr. Hasler served as Dean of the Haas School of Business at the University of California at Berkeley. Prior to that, he was Vice Chairman and director of KPMG LLP. Mr. Hasler also serves on the boards of Mission West, TCSI, Walker Interactive, Aphton Corporation, Solectron Corp. and Asia Pacific Wire and Cable Corporation Limited, and is a member of the board of governors of the Pacific Stock
Exchange. In addition, he serves on the Visiting Board of the Hong Kong University of Science and Technology School of Business and the Advisory Board of the Critical Technologies Institute, a Congressionally mandated advisor to the President's Office of Science and Technology. Mr. Hasler is a member of The Berkeley Foundation Board and a trustee of Pomona College. He is a graduate of Pomona College and the Harvard Business School.

     Jon P. Newton, a director of the Company, has worked for American General Corp., one of the nation's largest diversified financial services company, since 1993, and is currently its Vice Chairman and a director. From 1979 to 1993, he was engaged in the practice of law as a partner with the law firm of Clark, Thomas, Winters & Newton in Austin, Texas. Mr. Newton also served as a Commissioner of the Texas Railroad Commission from 1977 to 1978 and as a member of the Board of Regents the University of Texas System from 1979 to 1985, and was Chairman of the Board of Regents from 1983 to 1985. He is a graduate of the University of Texas at Austin, the University of Texas Law School and the Harvard University Advanced Management Program.

     Lonnie M. Fedrick has served as President and Chief Executive Officer of the Company since 1997. Mr. Fedrick has also been President and Chief Executive Officer of Newmark Home Corporation since 1994 and was Executive Vice President of Newmark Home Corporation from 1984 to 1994. Mr. Fedrick co-founded Newmark Home Corporation in 1983 and has more than 31 years experience in the homebuilding industry. Mr. Fedrick began his career with Norwood Homes in 1967, most recently serving as the Vice President of Construction. From 1974 to 1983, he served as Vice President of Operations of Monarch Homes. He is a member of the board of directors of the Greater Houston Builders Association.

     James M. Carr became Executive Vice President and a Director of the Company upon the closing of the acquisition of Westbrooke Communities, Inc. ("Westbrooke") by the Company in January 1998. Mr. Carr founded Westbrooke in 1976, and has served as Chairman, Chief Executive Officer and President of Westbrooke since its inception. Mr. Carr is a graduate of the University of Miami. He is also the Chairman of the Baptist Hospital Foundation and a director of Baptist Health Systems.

MEETINGS  AND  COMMITTEES  OF  THE  BOARD  OF  DIRECTORS.

     The Board of Directors held three meetings during the Companys last fiscal year and also took 23 actions by written consent of the members in lieu of a meeting.

     The Board of Directors currently has an Audit Committee, a Compensation Committee, an Investment Committee and a Special Committee.

     Each director attended more than 75% of the meetings of the Board of Directors and the committees on which he served.

The members of the Audit Committee are Directors McCraw, Newton and Hasler. Messrs. Newton and Hasler are the Company's independent directors. The Audit Committee generally has responsibility for recommending independent auditors to the Board for selection, reviewing the plan and scope of the accountants' audit, reviewing the Company's audit and control functions and reporting to the full Board regarding all of the foregoing. The Audit Committee held no formal meetings  during  the  last  fiscal  year.

The members of the Compensation Committee are Hasler and Newton. The Compensation Committee focuses on executive compensation, the administration of the Company's stock option plans and making decisions on the granting of discretionary bonuses. During the Companys last fiscal year, the Compensation Committee did not meet formally, but took one action by written consent of the members in lieu of a meeting.

The members of the Investment Committee are Directors Horner, McCraw, Fedrick and Carr, and Coleman Bradley, the non-director management representative. The Investment Committee generally has responsibility for considering and approving land acquisitions by operating subsidiaries of the Company (excluding lot option contracts) in excess of $500,000 and making reports to the full Board regarding such actions. During the Company's last fiscal year, the Investment Committee did not meet formally, but took 3 actions by written consent of the members in lieu of a meeting.

The members of the Special Committee, which is an independent committee, are the two independent directors, Messrs. Hasler and Newton. The Special Committee generally has responsibility for considering and acting on any proposed transaction (a) between the Company and PRG or any affiliate of PRG other than the Company (PRG and any such affiliate called the "Affiliate") and (b) by an Affiliate which may affect or involve the Company, in which one or more of the directors may have an actual or perceived transaction. During the Company's last fiscal year, the Special Committee did not meet formally, but took 2 actions by written consent of the members in lieu of a meeting.

Bill C. Bradley, a director of the Company, and B. Coleman Bradley, an executive officer of the Company, are father and son. There are no other familial relationships among the executive officers and directors of the Company.

COMPENSATION  OF  DIRECTORS.

     Independent directors of the Company receive an annual fee of $15,000 and $2,000 per board meeting attended and will be reimbursed for out-of-pocket expenses incurred for attendance at meetings. Additionally, each of the independent directors received a stock option grant on March 12, 1998 for the purchase of 5,000 shares of Common Stock under the Company's 1998 Tandem Stock Option/Stock Appreciation Rights Plan.

EXECUTIVE  COMPENSATION

SUMMARY  COMPENSATION  TABLE.

The following table sets forth the cash and non-cash compensation for each of the Company's last three fiscal years awarded to or earned by the Company's Chief Executive Officer and four other most highly paid executive officers whose salary and bonus earned in Fiscal Year 1998 for services rendered to the Company exceeded $100,000.

                                             ANNUAL COMPENSATION (1)                    LONG-TERM
                                                                                      COMPENSATION        ALL OTHER
                                  ==============================================  =====================
                                                                                    AWARDS     PAYOUTS   COMPENSATION
                                                                                  =====================
                                                                                   SECURITIES
                                                                                   UNDERLYING
                                                                                   OPTIONS /
                                                                   OTHER ANNUAL       SARS
NAME AND                                                           COMPENSATION      (# OF       LTIP
PRINCIPAL POSITION        YEAR         SALARY           BONUS          (1)          SHARES)     PAYOUTS
======================  ========  =================  ===========  ==============  ============  =======  ============

Lonnie M. Fedrick,       1998     $         400,000  $646,894(3)  $    10,029          134,400        _             _
President,  Chief        1997               360,000   432,862          10,589(2)             _        _             _
Executive Officer and    1996               325,000   454,862          10,630(2)             _        _             _
Director
======================  ========  =================  ===========  ==============  ============  =======  ============

J. Eric Rome,            1998     $         250,000  $437,890(3)  $     7,155          100,800        _             _
Executive Vice           1997               225,000   296,307           7,355(2)             _        _             _
President -              1996               200,000   290,614           7,744(2)             _        _             _
Homebuilding
======================  ========  =================  ===========  ==============  ============  =======  ============

James Carr,              1998(4)  $         409,500  $ 43,548     $    11,004                _        _             _
Executive Vice
President & Director
======================  ========  =================  ===========  ==============  ============  =======  ============

B. Coleman Bradley,      1998     $         250,000  $100,000     $         _           80,640        _             _
Executive Vice           1997               225,000    90,000          14,063(2)             _        _             _
President - Land         1996               200,000    80,000           9,830(2)             _        _             _
Acquisition
Development
======================  ========  =================  ===========  ==============  ============  =======  ============

Terry C. White, Senior   1998     $         150,000  $218,820(3)  $     8,525           67,200        _             _
Vice President, Chief    1997               137,500   155,456           7,682(2)             _        _             _
Financial Officer and    1996               125,000   152,088           7,492(2)             _        _             _
Treasurer
======================  ========  =================  ===========  ==============  ============  =======  ============

(1) Information with respect to certain prerequisites and other personal benefits has been omitted because the aggregate value of such items does not meet the minimum amount required for disclosure under the regulations of the Securities and Exchange Commission.

(2) Includes compensation amounts earned during the fiscal year but deferred pursuant to Section 401(k) of the Internal Revenue Code under the Company's 401(k) Savings Plan.

(3) Includes payments from the Company's former executive bonus plan earned in 1997 and prior years, and payable in annual installments.

(4)  Mr. Carr commenced employment with the Company on January 1, 1998.

OPTION  GRANTS  FOR  FISCAL  YEAR  1998  (1)

=================================================================================================
                             INDIVIDUAL GRANTS
=========================================================================
                                                                            POTENTIAL REALIZABLE
                                      PERCENT OF                              VALUE AT ASSUMED
                                         TOTAL                              ANNUAL RATES OF STOCK
                         NUMBER OF     OPTIONS/                            PRICE APPRECIATION FOR
                        SECURITIES       SARS                                    OPTION TERM
                                                                           ----------------------
                        UNDERLYING    GRANTED TO    EXERCISE
                         OPTIONS /     EMPLOYEES    OR BASE
                       SARS GRANTED    IN FISCAL     PRICE     EXPIRATION
NAME                   (# OF SHARES)     YEAR        ($/SH)       DATE        5%          10%
=====================  =============  ===========  ==========  ==========  =========  ===========

Lonnie M. Fedrick,           134,400          20%  $    10.50   3/12/2008  $887,040   $2,248,512
President, CEO and
Director
=====================  =============  ===========  ==========  ==========  =========  ===========

J. Eric Rome,
Executive Vice               100,800          15%  $    10.50   3/12/2008  $665,280   $1,686,384
President -
Homebuilding
=====================  =============  ===========  ==========  ==========  =========  ===========

B. Coleman Bradley,
Executive Vice                80,640          12%  $    10.50   3/12/2008  $532,224   $1,349,107
President - Land
Acquisition and
Development
=====================  =============  ===========  ==========  ==========  =========  ===========

Terry White, Senior
Vice President, Chief         67,200          10%  $    10.50   3/12/2008  $443,520   $1,124,256
Financial Officer and
Treasurer
=====================  =============  ===========  ==========  ==========  =========  ===========

(1) All such options were granted on March 12, 1998, pursuant to the Company's 1998 Tandem Stock Option/Stock Appreciation Rights Plan (the "Plan"). These options vest (subject to acceleration under certain circumstances) as follows: (a) 50% of the options vest four years from the date of grant, (b) 30% five years from the date of grant, and (c) 20% six years from the date of grant. As of December 31, 1998, none of the options subject to vesting provisions had vested. No such option is exercisable before March 12, 2002. The options expire in February 2008.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND VALUE AT END OF FISCAL YEAR 1998

                                                          NUMBER OF UNEXERCISED    VALUE OF UNEXERCISED IN-THE-
                            NUMBER OF SHARES               OPTIONS ON 12/31/98     MONEY OPTIONS ON 12/31/98 (1)
                                ACQUIRED       VALUE   ==========================  ===========================
                                   ON         REALIZED
                              EXERCISE OF       UPON
NAME                             OPTION       EXERCISE  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
==========================  ================  ========  ===========  =============  ===========  =============

Lonnie M. Fedrick,
President, Chief Executive
Officer and Director                       0         0            0        134,400            0              0
==========================  ================  ========  ===========  =============  ===========  =============
J. Eric Rome,
Executive Vice President -
Homebuilding                               0         0            0        100,800            0              0
==========================  ================  ========  ===========  =============  ===========  =============
B. Coleman Bradley,
Executive Vice President -
Land Acquisition and                       0         0            0         80,640            0              0
Development
==========================  ================  ========  ===========  =============  ===========  =============
Terry C. White,
 Senior Vice President,
 Chief Financial Officer,                  0         0            0         67,200            0              0
Treasurer and Secretary
==========================  ================  ========  ===========  =============  ===========  =============

(1) For purposes of this table, fair market value is deemed to be the closing sales price of the Company's Common Stock on December 31, 1998, or $7.00, as reported by the NASDAQ national market.

EMPLOYMENT  AGREEMENTS.

     Lonnie M. Fedrick, James Carr, Eric Rome, Coleman Bradley and Terry White have employment agreements with the Company or a subsidiary of the Company. Mr. Fedrick's agreement has a five-year term and provides for a base salary of $400,000 for 1998, increasing to $500,000 for 2002. Mr. Carr's agreement has a four-year term and provides for a base salary of $409,500 for 1998, subject to adjustment annually beginning January 1, 1999. Additionally, as part of Mr. Carr's agreement, should a change in control of the Company occur, Mr. Carr has the option to terminate his contract within 60 days and, if he elects to terminate, will be paid an amount equal to double the annual base salary amount in effect on that date. Mr. Rome's agreement has a five-year term and provides for a base salary of $250,000 for 1998, increasing to $400,000 for 2002. Mr. Bradley's agreement has a five-year term and provides for a base salary of $250,000 for 1998, increasing to $400,000 for 2002. Mr. White's agreement has a five-year term and provides for a base salary of $150,000 for 1998, increasing to $220,000 for 2002. Each of these employees is permitted to participate in such pension, profit-sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Company that may be in effect from time to time.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION.

     The Compensation Committee of the Board of Directors of the Company in fiscal year 1998 was composed of William A. Hasler and Jon P. Newton, neither of whom is an officer or employee of the Company.

BOARD  COMPENSATION  COMMITTEE  REPORT  ON  EXECUTIVE  COMPENSATION.

     The Compensation Committee is composed of the Company's two independent directors. The Compensation Committee, which is responsible for both the establishment and administration of the policies that govern both annual compensation and stock ownership programs for the Company, has furnished the following report of executive compensation. The Compensation Committee was formed on March 12, 1998, and therefore did not participate in all components of fiscal year 1998 compensation. Specifically, base salaries were established pursuant to Employment Agreements with the executive officers entered into in November 1996, and amended in January 1998. Incentive compensation thresholds were established at the beginning of fiscal year 1998 prior to formation of the Compensation Committee. The Compensation Committee did participate in the determination of stock option grants to executive officers.

     DETERMINATION OF EXECUTIVE OFFICER COMPENSATION. In August 1996, a review of the Company's executive compensation program was performed by Pacific USA, utilizing information gathered in a compensation survey of peer group homebuilders as prepared by an independent compensation consultant. The purpose of the review was to establish compensation policies designed to align the compensation paid to the executive officers with the Company's overall business strategy, values and management initiatives. These policies are intended to:
(i) reward executives for long-term strategic management which results in the enhancement of shareholder values; (ii) support a performance-oriented environment which rewards achievement of both internal Company goals and enhanced Company performance compared to performance levels of comparable companies in the industry; and (iii) attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company. Employment agreements with the executive officers were entered into in November 1996 as a result of this review.

     In the fall of 1997, the review of the executive compensation program was updated by Pacific USA in preparation for the initial public offering of the Company. As a result of the review, the employment agreements with the executive  officers  of  the  Company  were  amended.

     COMPONENTS OF EXECUTIVE OFFICER COMPENSATION. For 1998, the executive compensation program consisted of three key components: (i) a base salary; (ii) incentive compensation; and (iii) stock option grants.

     Base salaries paid to executive officers were paid pursuant to agreements described in "Employment Agreements" above. Each executive officer's base salary was established based primarily on the individual officer's level of responsibility and comparisons to similar positions within the Company as well as with other companies in the industry.

     Incentive compensation includes a performance-based bonus plan. At the beginning of fiscal year 1998, performance goals were established based primarily upon the achievement by the Company of certain defined objectives with respect to net income. These goals were then reviewed at the conclusion of the year and were used as the basis for determining the amount of incentive bonus that could be awarded. Minimum threshold performance criteria must be reached before any bonus awards can be granted. In addition, the individual performance of executive officers may be taken into consideration in making any awards.

     In conjunction with the initial public offering of the Company, stock option grants were included in the executive compensation program for 1998.
These options were granted commensurate with the executive's level of responsibility within the Company and comparison to peers in the homebuilding industry. The stock options were granted at an exercise price equal to the then-current fair market value.

     DETERMINATION OF THE CHIEF EXECUTIVE OFFICER'S COMPENSATION. As Chief Executive Officer, Mr. Fedrick is compensated pursuant to an employment agreement described under "Employment Agreements" above. Mr. Fedrick's compensation is substantially related to the Company's performance because he receives a nondiscretionary annual bonus, determined pursuant to a specific formula which is based on the Company's achievement of defined net income levels, and stock options which were granted at an exercise price equal to the then-current fair market value.

     The foregoing report has been furnished by the members of the Compensation Committee, Jon P. Newton and William A. Hasler.

COMPARATIVE  STOCK  PERFORMANCE  GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard and Poor's 500 Stock Index and the Standard and Poor's Small Cap Homebuilding Index for the period beginning March 12, 1998 (the date on which the Common Stock commenced trading on the NASDAQ) through December 31, 1998. The total shareholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the S&P 500, and the S&P Small Cap Homebuilding Index. It also assumes reinvestment of all dividends.

                       [TOTAL SHAREHOLDERS RETURNS GRAPH]



COMPARISON OF CUMULATIVE TOTAL RETURN FOR THE PERIOD BEGINNING MARCH 31, 1998 AND ENDING DECEMBER 31, 1998.

                                  March 12, 1998  December 31, 1998
                                  --------------  -----------------
Newmark Homes Corp.                        100.0              66.67
S&P Small Cap Homebuilding Index           100.0              78.80
S&P 500 Composite                          100.0             116.20

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE.

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10 percent of the Company's stock, as well as certain affiliates of such person to file the initial reports of ownership and changes of ownership with the SEC and the NASD. These parties are required to furnish the Company with copies of such forms they file. Based solely on a review of the copies of the
Section 16(a) forms and amendments thereto received by the Company and on written representations that no other reports were required, the Company believes that all reports required pursuant to Section 16(a) for fiscal year 1998 were timely filed by all persons known by the Company to be required to file such reports with respect to the Company's securities, with the following exceptions: Each of Messrs. Fedrick, McCraw, Bradley, Rome and White inadvertently failed to timely file a Form 4 for transactions occurring in March 1998. The Form 4's for these transactions were filed with the SEC approximately 30 days late.

CERTAIN  TRANSACTIONS


     TAX  ALLOCATION  AGREEMENT.

     Pursuant to a Tax Allocation Agreement dated April 28, 1992, and amended on January 1, 1998, among Pacific USA, the Company, and all other subsidiaries of Pacific USA which are owned at least 80% by Pacific USA, the Company is included in the consolidated federal income tax returns filed by Pacific USA. The amount of the Company's liability to (or entitlement to payment from) Pacific USA under the Tax Allocation Agreement will equal the amount of taxes that the Company would owe (or refund that it would receive) had it prepared tax returns on a stand-alone basis. A conflict of interest may arise if Pacific USA chooses to contest, compromise or settle any adjustment or deficiency proposed by the relevant taxing authority in a manner that may be beneficial to Pacific USA and detrimental to the Company. In addition, under federal income tax law, each member of a consolidated group (as determined for federal income tax purposes) is also jointly and severally liable for the federal income tax liability of the consolidated group. Pursuant to the Tax Allocation Agreement, Pacific USA has agreed to indemnify the Company for any federal income tax liability for which Pacific USA has already received payment from the Company or with respect to any tax liabilities of Pacific USA or its affiliated entities other than the Company. Payments of $3.0 million, $3.9 million and $7.4 million, respectively, were made by the Company to Pacific USA during 1996, 1997 and 1998 under this agreement.

     RISK  MANAGEMENT  SERVICES.

     The Company purchases all of its insurance policies through an affiliated insurance broker, Pacific Agency, Inc. Pacific Agency, Inc. earned commissions of $89,000, $93,000 and $152,000 in 1996, 1997 and 1998, respectively, with respect to such policies. The Company believes that these commissions are comparable to amounts it would pay to an independent third party for similar services.

     PACIFIC  USA  GUARANTEES.

     In the second quarter of 1998, Pacific USA guaranteed the obligations of the Company underlying the letters of credit issued by Bank United in favor of James Carr with respect to the acquisition of Westbrooke. Pacific USA received no consideration from the Company for this Guaranty.

     LOAN  FROM  RELATED  PARTY.

     On March 10, 1999, the Company borrowed $1,500,000 from James M. Carr, a member of the Company's board of directors and an executive vice-president of the Company. The note is unsecured, bears interest at 9.0% and had a maturity date of September 10, 1999. The note was repaid in full on March 30, 1999.

     ADMINISTRATIVE  SERVICES.

     Pacific USA provides certain administrative services for the Company because the Company believes it can obtain lower costs and achieve greater efficiencies and reduce expenses for the Company. Functions which are performed by Pacific USA include payroll and employee benefits administration and the evaluation and negotiation under national contracts for the purchase of office supplies, long distance telephone and overnight delivery services. The costs of these office supplies, long distance and overnight delivery services may differ from those available to the Company if it were to negotiate these contracts on its own.

     LEASE AGREEMENT. In November 1998, Newmark Homes L.P. leased from Franklin Realty Investors, LLC approximately 2,400 square feet of space in a building located in Franklin, Tennessee, for a term of 24 months expiring on January 1, 2000. The monthly rent is $2,000 in the first year and $2,200 in the second year. Franklin Realty Investors, LLC is an affiliate of PRG, the Company's majority shareholder.

     12  STONES,  PHASES  III  -V.

     On September 19, 1997, Pacific United, L.P., a subsidiary of the Company, purchased approximately 228.52 acres planned for a golf course community consisting of an 18 hole golf course and 184 one-third acre single-family lots in Sumner County, Tennessee (just north of downtown Nashville) to be developed in five phases (Twelve Stones, Phases I-V). The purchase price was $3,037,000. The land for the golf course, 145 acres, was immediately conveyed to Twelve Stones Golf, L.L.C, an affiliate of the Company wholly-owned by PRG, for no cash consideration. Twelve Stones Golf, L.L.C. is the developer of the golf course, which enhances the value of the residential community of Twelve Stones, Phases I-V.

     Phases I and II of the residential community are currently being developed by Pacific United, L.P., and Newmark Homes is the builder in Phases I and II. Phases III, IV and V consist of 39.58 acres planned for 90 one-third acre lots. Pacific Acquisitions and Land Corp. ("PALC"), an affiliate of the Company which is wholly owned by Pacific Realty Group, Inc., has contracted to purchase Phases III, IV and V and three model lots in Phase I from Pacific United, L.P. for a purchase price of $2,015,946. This transaction occurred after the Board of Directors of the Company approved a decision to sell Phases III, IV and V to PALC so the Company would not take the development risk due to the extended absorption period. The Investment Committee of the Board approved the transaction and determined that the purchase price was at an independently determined fair market price.

     The  following  is  a  breakdown  of  the  $2,015,946  purchase  price:

(a) The purchase price for the land in Phases III, IV and V is $1,494,406.00, which is the book value of the property on the Company's books.
The  appraised  value  of  the  property  is  approximately  $800,000.

(b) The purchase price for the three model lots in Phase I is $65,000, which is equivalent to the appraised value.

(c) The buyer will pay a sum of $261,540.00 (or $2,906.00 per lot in Phases III, IV and V) for the Company's allocated subdivision costs pertaining to entry features, amenities, bridges, landscaping and offsite utilities.

     PALC intends to develop Phases III, IV and V into single-family lots. The Company has contracted with PALC to purchase improved lots in Phases III, IV and V from PALC in two bulk closings. This structure allows the Company to avoid holding unimproved land on balance sheet and keeps a majority of the land in the transaction off the balance sheet for two years. The contract also gives the Company a right of first refusal on approximately 180 lots in an adjacent subdivision to be developed by PALC, the Villages of Twelve Stones.

     The Company's purchase price for the improved lots is at a discount from appraised value, as follows:

     Phase III - 44 lots (39 golf lots, 2 non-golf lots, and 3 model lots) Purchase Price of $2,861,000 ($66,000 per golf lot, $46,000 per non-golf lot, $65,000 per model lot)
     Appraised  Value  of  $  3,191,154
     Discount  of  $330,154.
     Closing  Date:  Summer  1999

     Phases IV and V - 49 lots (43 golf lots, 6 non-golf lots) Discounted Purchase Price of $3,065,000 ($65,000 per golf lot, $45,000 per non-golf lot)
     Discounted  Appraised  Value  of  $3,301,295.
     Discount  of  $236,295
     Closing  Date:  Summer  2001


     Note: The discounted purchase price and discounted appraised value of Phases IV and V represents the present value of both the purchase price and appraised value, discounted from the scheduled closing of 2001.

The terms and conditions of the contracts related to Phases III, IV and V were negotiated by Lonnie Fedrick, Chief Executive Officer of the Company, and approved by the Investment Committee of the Board of the Company.

                              II.     OTHER MATTERS

RELATIONSHIP  WITH  INDEPENDENT  AUDITOR

     BDO Seidman, LLP ("BDO") is the independent auditor for the Company and its subsidiaries and has reported on the Company's consolidated financial statements included in the Annual Report of the Company which accompanies this proxy statement. The Company's independent auditor is appointed by the Board of Directors. The Board of Directors has reappointed BDO to serve as the Companys independent auditors for the current fiscal year ending December 31, 1999. A representative of BDO is expected to be present at the Meeting, will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions of Stockholders.

     KPMG LLP ("KPMG") acted as the Company's independent auditors for fiscal years 1994 through 1997. The Company dismissed KPMG as its certifying accountants on January 27, 1999, and engaged BDO as its new certifying accountants for fiscal year 1998. BDO presently prepares consolidated financial statements for a consolidated group, which includes the Company. For previous fiscal years, BDO has relied on financial statements prepared by KPMG in preparing the Company's consolidated financial statements. In an effort to reduce the amount of time and expense for duplicative work, the Company dismissed KPMG and engaged BDO.

During the past two years, the Company's financial statements did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The dismissal of KPMG was approved by the Company's audit committee of the board of directors. The Company and KPMG do not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the Company's two most recent fiscal years and during the interim period prior to the dismissal of KPMG, the Company did not experience any reportable disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     On January 27, 1999, the Company engaged BDO of Houston, Texas, to be the Company's certifying accountant. BDO reviewed the past financial statements for the Company in making its determination to accept the engagement with the Company. The Company did not have any disagreements with KPMG and therefore did not discuss any past disagreements with BDO.

     In a letter filed as Exhibit 16.1 to the Company's Current Report on Form 8-K dated February 3, 1999, as amended, KPMG confirmed its concurrence with the disclosures made above.


OTHER  PROPOSALS

     Neither the Company nor the members of its Board of Directors intends to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and they have no present knowledge that any other matters will be presented for action at the meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

     Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 1200 Soldiers Field Drive, Sugar Land, Texas 77479, Attention:
Secretary, by March 9, 2000, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be sent by certified mail, return receipt requested.

The Company must receive notice of any proposals of shareholders that are intended to be presented at the Company's 2000 Annual Meeting of Shareholders, but that are not intended to be considered for inclusion in the Company's proxy statement and proxy related to that meeting, no later than June 1, 2000, to be considered timely. Such proposals should be sent to the Company's Secretary at the Company's principal executive offices, 1200 Soldiers Field Drive, Sugar Land, Texas 77479 by certified mail, return receipt requested. If the Company does not have notice of the matter by that date, the Company's form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in the Company's form of proxy will vote the shares represented by such proxies in accordance with their best judgment.


ANNUAL  REPORT  ON  FORM  10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANYS ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO TERRY C. WHITE, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                               NEWMARK HOMES CORP.

                PROXY  SOLICITED  BY  THE  BOARD  OF  DIRECTORS
             Annual  Meeting  of  Stockholders  -  August  4,  1999

The undersigned stockholder of Newmark Homes Corp. (the "Company"), revoking all previous proxies, hereby appoints Michael K. McCraw, Larry D. Horner and Bill C. Bradley, and each of them individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of common stock, $.01 par value, of the Company, which the undersigned would be entitled to vote, if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Omni Hotel Houston located at Four Riverway - (Woodway & Loop 610), Houston, Texas 77056, on Wednesday, August 4, 1999, and at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. Unless otherwise specified, the shares will be voted "FOR" the election of the seven directors. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment of postponement thereof.

1. Proposal to elect seven directors to serve until their respective successors are duly elected and qualified. The Board of Directors recommends a vote for the following nominees: (1) Michael K. McCraw, (2) Larry D. Horner,
(3) Bill C. Bradley, (4) William A. Hasler, (5) Jon P. Newton, (6) Lonnie M. Fedrick, and (7) James M. Carr.

                     FOR  ALL  NOMINEES  [ ]        WITHHOLD  ALL  NOMINEES  [ ]

                     WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE NUMBER(S) OF NOMINEE(S) BELOW [ ]

                            USE  NUMBER  ONLY:  ___________________

          2. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 1998 ANNUAL REPORT ON FORM 10-K OF NEWMARK HOMES CORP.

             Dated:___________________________________,  1999


             _______________________________________________________
                            Signature of Stockholder

             _______________________________________________________
                            Signature of Stockholder


NOTE: Please sign this Proxy exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the stockholder is a corporation, please sign by full corporate name by duly authorized officer or officers and affix the corporate seal. Where shares are held in the name of two or more persons, all such persons should sign.

PLEASE  SIGN,  DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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